                                                                    EXHIBIT 10.1

                          HILLENBRAND INDUSTRIES, INC.

                     SENIOR EXECUTIVE COMPENSATION PROGRAM

                                   ARTICLE I

PURPOSE - The purpose of this Program is to reward the creation of long term shareholder value by providing incentive compensation, perquisite and other compensation to a limited number of senior, key executives of Hillenbrand Industries, Inc., and its subsidiaries, who contribute by their imagination, resourcefulness, skills and insight to the business objectives of the Corporation.

                                   ARTICLE II

DEFINITIONS:

1. "Program" means the Senior Executive Compensation Program which consists of the following components:
     -  Short-term Incentive Compensation
     -  Performance Share Compensation
     -  Perquisite Compensation
     -  Deferred Compensation
     -  Supplemental Pension
     -  Restricted Stock

2. "Corporation" means Hillenbrand Industries, Inc., an Indiana corporation, and its subsidiaries.

3. "Corporate" means Hillenbrand Industries, Inc., as a corporate holding company and does not include subsidiaries.

4. "Subsidiary" means an operating company unit of which a majority equity interest is owned directly or indirectly by the Corporation.

5. "Board of Directors" or "Board" means the Board of Directors of Hillenbrand Industries, Inc.

6. "Committee" means the Performance Compensation Committee appointed to administer the Program. "Sub-Committee" means the sub-committee of the Performance Compensation Committee appointed to establish and administer the Performance Base and Target (performance goals) for Incentive Compensation and shareholder value goals (performance goals) for Performance Share Compensation.

7.   "Office of the President" means the Office of the President of Corporate.

8. "Participant" means an employee selected for participation in the Program pursuant to Article IV.

9. "Incentive Compensation" means the short term Incentive Compensation as provided in Article V.

10. "Performance Share Compensation" means the long term Performance Share Compensation as provided in Article VI.

11.  "Perquisite Compensation" means the Perquisite Compensation as provided in
     Article VII.

12. "Deferred Compensation" means the Deferred Compensation arrangement as provided in Article VIII.

13.  "Supplemental Pension" means Supplemental Pension as provided in Article
     IX.

14. "Base Salary" means the annual calendar earnings of a Participant including salary as reported for federal income tax purposes, but excluding all bonus payments of any kind, commissions, incentive compensation, long term performance compensation, perquisites and other forms of additional compensation.

15. "Disability" means a physical or mental disability by reason of which a Participant is determined by the Office of the President or its delegate, to be eligible (except for the waiting period) for permanent disability benefits under Title II of the Federal Social Security Act.

16.  "Restricted Stock" means the Restricted Stock arrangement as provided in
     Article X.


17.  A "Change in Control" shall be deemed to occur on:

          (i)  the date that both

               (A) any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of Corporate, becomes, directly or indirectly, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 ("Beneficial Owner"), of securities of Corporate representing 35% or more of the voting power of all Corporate securities having the right under ordinary circumstances to vote at an election of the Board ("Voting Securities"), other than by reason of (x) the acquisition of Corporate securities by Corporate or any of its subsidiaries or any employee benefit plan of Corporate or any of its subsidiaries, (y) the acquisition of Corporate securities directly from Corporate, or (z) the acquisition of Corporate securities by one or more members of the Hillenbrand Family (which term shall mean descendants of John A. Hillenbrand and their spouses, trusts primarily for their benefit or entities controlled by them), and

               (B) members of the Hillenbrand Family cease to be, directly or indirectly, the Beneficial Owners of Voting Securities having a voting power equal to or greater than that of such person, corporation, partnership, syndicate, trust, estate or group;

          (ii) the consummation of a merger or consolidation of Corporate with another corporation unless

               (A) the shareholders of Corporate, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of Corporate;

               (B) no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and

               (C) the members of Corporate's Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;

          (iii) the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the date hereof and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);

          (iv) the consummation of a sale or other disposition of all or substantially all of the assets of Corporate; or

          (v) the date of approval by the shareholders of Corporate of a plan of complete liquidation of Corporate.

     Notwithstanding the foregoing, any transaction referred to in this Paragraph 17 that occurs after May 8, 2002 shall not be deemed a "Change in Control."

18.  "Cause" shall mean

          (i) embezzlement or material misappropriation of funds or property of the Company, or

          (ii) the willful engaging by Participant in conduct constituting a felony or gross misconduct which is materially and demonstrably injurious to the Corporation.

     For purposes of this provision, no act, on the part of Participant, shall be considered "willful" unless it is done, or omitted to be done, by Participant in bad faith or without reasonable belief that Participant's action or omission was in the best interests of the Corporation.

                                  ARTICLE III

ADMINISTRATION - Full power and authority to construe, interpret, and administer the Program, with the exception of establishing and administering performance goals, is vested in the Committee. The Sub-Committee has full power to establish, administer and certify performance goals related to Incentive Compensation and Performance Share Compensation. Their decisions are final, conclusive and binding upon all parties, including the Corporation, the shareholders thereof, and the Participants. The Committee and the Sub-Committee may rely upon recommendations of the Office of the President or the Chief Executive Officer in approving financial and non-financial goals recommended to it.

                                   ARTICLE IV

PARTICIPATION - Selection of employees for participation for each of the components of compensation contemplated by the Program are set forth in Articles V, VI, VII, VIII, IX and X.

                                   ARTICLE V

INCENTIVE COMPENSATION - The purpose of Incentive Compensation is to provide financial recognition to Participants, the amount of which is determined by the attainment of annual financial and/or non-financial goals.

1. PARTICIPANTS - Participation in Incentive Compensation by members of the Office of the President and Corporate Vice Presidents shall be determined by the Committee. Other Participants in Incentive Compensation shall be determined by the Office of the President, or the Committee, pursuant to recommendation from the Chief Executive Officer of Corporate, or if an employee of a Subsidiary, by the Chief Executive Officer thereof.

2. ESTABLISHMENT OF PERFORMANCE BASE AND TARGET - A Performance Base and Target for members of the Office of the President and Corporate Vice Presidents as a group shall be recommended by the Chief Executive Officer of Corporate and approved by the Sub-Committee. The Performance Base and Target for each Participant who is a Chief Executive Officer of a Subsidiary shall be approved by the Office of the President. The Performance Base and Target for other Corporate Participants and other Subsidiary Participants shall be established and approved by the Office of the President and the Chief Executive Officer of each Subsidiary, respectively. The Performance Base and Target shall be established annually for Corporate and each Subsidiary and will be communicated to each Participant. The Performance Base and Target for members of the Office of the President and Corporate Vice Presidents shall be directly related to the net income of the Corporation or as otherwise determined by the Sub-Committee. The Performance Base and Target for other Participants may include both financial and non-financial measures and may reflect accomplishment of tactical and strategic plans of each Subsidiary.

3. COMPUTATION OF INCENTIVE COMPENSATION - Incentive Compensation opportunity is established as follows:

     CLASS OF PARTICIPANT                   INCENTIVE COMPENSATION OPPORTUNITIES

     Office of the President                         60% of Base Salary

     Chief Executive Officer of Subsidiary           50% of Base Salary

     Corporate Chief Financial Officer               50% of Base Salary

     Corporate or Subsidiary Senior                  40% of Base Salary
     Executive

     Other Executive                                 30% of Base Salary

     Attainment of the Performance Base shall result in Incentive Compensation of a predetermined percentage from 0% to 50% of the above incentive compensation opportunity. If the Performance Target is met or exceeded, Incentive Compensation of a predetermined percentage from 150% to 300% of the above incentive compensation opportunity will be paid. Achievement of results between Performance Base and Target will generate incentive compensation calculated according to a predetermined pro-rata method. The various determinations are recommended by the Office of the President and approved by the Sub-Committee.

4. PAYMENT OF INCENTIVE COMPENSATION - At the end of each fiscal year, Incentive Compensation for each Participant shall be calculated pursuant to paragraph 3 above. Attainment of financial and non-financial goals for those Participants shall be considered in calculation of Incentive Compensation pertaining thereto. In no event shall Incentive Compensation be more than the value established pursuant to paragraph 3 above.
     Incentive Compensation shall be due and payable in cash after forty (40) days but within seventy-five (75) days after the end of the fiscal year; except that all or a portion thereof may be deferred pursuant to the Deferred Compensation arrangement set forth in Article VIII. The Sub-Committee will certify in writing that performance goals were attained prior to payout.

5. TERMINATION - Subject to paragraph 6, termination of a Participant's employment prior to the end of the fiscal year for reasons other than death, Disability or normal or early retirement shall terminate any non-deferred Incentive Compensation. Termination because of death, Disability or normal or early retirement shall result in a pro-ration of Incentive Compensation based on the number of months employed out of the fiscal year of termination.

6. CHANGE IN CONTROL - Upon a Change in Control, a Participant's unpaid Incentive Compensation for the fiscal year ending prior to the change in Control shall in all events be paid in accordance with paragraphs 3 and 4. In addition, a Participant's Incentive Compensation for the fiscal year during which the Change in Control occurred shall in no event be less than the amount calculated pursuant to paragraph 3 above as if the company performance targets (at 100%) had been achieved. For purposes of such calculation, Base Salary shall mean such Participant's annualized Base Salary for the calendar year in which the Change in Control occurred times a fraction, the numerator of which is the number of months from the start of the fiscal year up to and including the month during which the Change in Control occurred and the denominator of which is 12. Following a Change in Control the Incentive Compensation under the Program shall be paid out at the time specified in paragraph 4 above, provided, however, and notwithstanding paragraph 5 above, that in the case of a Participant whose employment is terminated prior to payout (for any reason other than on account of termination by the Company for Cause) the Incentive Compensation shall be paid out within 30 days of such termination. In the event of termination for Cause, the Incentive Compensation shall be forfeited.

                                   ARTICLE VI

PERFORMANCE SHARE COMPENSATION - The purpose of Performance Share Compensation is to reward Participants for the creation of value for the shareholders of Corporate over continuing three year periods.

1. PARTICIPANTS - Members of the Office of the President shall be Participants in Performance Share Compensation as approved by the Committee. Other Participants in Performance Share Compensation shall be determined by the Committee, pursuant to the recommendation of the Chief Executive Officer of Corporate, or if an employee of a Subsidiary other than the Chief Executive Officer thereof, by the Chief Executive Officer thereof.

2. DETERMINATION OF TENTATIVE AWARD - On the first day of each fiscal year tentative Performance Share Compensation (Tentative Award) shall be determined for each Participant. The Tentative Award shall be the quotient obtained by dividing (a) the product of the Participant's Base Salary and the salary factor set forth in the following table by (b) the Average Annual Share Price.

     CLASS OF PARTICIPANT                                      SALARY FACTOR

     Office of the President                                        .50

     Subsidiary Chief Executive Officer                             .45

     Corporate or Subsidiary                                        .30
     Senior Executive

     Other Executive                                                .20


     The Average Annual Share Price shall be determined by averaging the closing price of the common stock of Corporate on the last trading date of each fiscal quarter of the preceding fiscal year. The Tentative Award thus determined shall be expressed in terms of a number of shares of common stock of Corporate rounded to the next highest whole share.

3. PERFORMANCE SHARE PERIOD - A performance share period ("Period") shall begin on the first day of each fiscal year and shall include the next three
     (3) consecutive fiscal years.

4. DETERMINATION OF PERFORMANCE SHARE COMPENSATION - Shareholder value created by the Corporation shall be the basis for determining payout of Performance Share Compensation for Corporate Participants. At the beginning of each Period the Sub-Committee, based on recommendations from the Office of the President, shall approve goals, including a base goal, a target goal and a 200% achievement goal for the creation of shareholder value to be achieved during the Period for the Corporation. Such goals shall be communicated to the Corporate Participants.

     Shareholder value created by each Subsidiary or other goals shall be the basis for determining Performance Share Compensation for Subsidiary Participants. At the beginning of each Period the Sub-Committee, based on recommendations from the Office of the President, shall approve goals, including a base goal, a target goal and a 200% achievement goal for the shareholder value or other goals to be achieved during the Period for such Subsidiary. Such goals shall be communicated to the Subsidiary Participants.

5. CALCULATION OF PERFORMANCE SHARE COMPENSATION - At the end of each Period, Performance Share Compensation shall be calculated for each Participant. If the shareholder value created equals or is greater than the base goal, Performance Share Compensation shall be calculated by multiplying the Tentative Award by a fraction, the numerator of which is the actual shareholder value created for the Corporation less the base goal and the denominator of which is the target goal less the base goal. If the actual shareholder value created is greater than the target goal, but less than the 200% achievement goal, Performance Share Compensation shall be calculated by multiplying the Tentative Award by the sum of: (a) one (1), and (b) the product obtained by multiplying one (1) times a fraction the numerator of which is the actual shareholder value created less the target goal and the denominator of which is the 200% achievement goal less the target goal. If the actual shareholder value equals or exceeds the 200% achievement goal, the Award shall be calculated by multiplying the Tentative Award by two (2).

6. PAYMENT OF THE PERFORMANCE SHARE COMPENSATION - Shares of common stock of Corporate representing Performance Share Compensation shall be delivered to the Participant within a reasonable time after Performance Share Compensation is determined but not sooner than forty (40) days after the end of the Period and not later than seventy-five (75) days thereafter; except that all or a portion thereof may be deferred pursuant to the Deferred Compensation arrangement set forth in Article VIII. The Sub-Committee will certify in writing that performance goals were attained prior to payment.

7. TERMINATION - Subject to paragraph 8, termination of a Participant's employment for reasons other than death, Disability or normal or early retirement shall terminate any non-deferred Performance Share Compensation. Termination of a Participant's employment by reason of death, Disability or normal or early retirement shall result in a reduction of Performance Share Compensation by multiplying Performance Share Compensation by a fraction the numerator of which is the number of fiscal year full months occurring between the establishment of a Tentative Award and such termination, and the denominator of which is 36.

8. CHANGE IN CONTROL - Upon a Change in Control, a Participant's unpaid Performance Share Compensation for all performance share periods ending prior to the Change in Control shall in all events be paid in accordance with paragraphs 5 and 6. In addition, a Participant's Performance Share Compensation for all performance share periods in progress at the date of such Change in Control shall in no event be less than the amount calculated pursuant to paragraph 5 as if the target goal for each such performance share period was achieved 100% and then pro-rated utilizing a fraction, the numerator of which is the number of months from the establishment of the Tentative Award up to and including the month during which the Change in Control occurred, and the denominator of which is 36. Following a Change in Control, such award shall be paid in shares of common stock of Corporate in accordance with paragraph 6 above, provided, however, that if the Change in Control involves a merger, acquisition or other corporate restructuring where Corporate is not the surviving entity (or survives as a wholly-owned subsidiary of another entity), then, in lieu of such shares of common stock of Corporate, Participant shall be entitled to receive the consideration he would have received in such transaction in exchange for such shares of common stock; and provided, further, that Corporate shall in any case have the right to substitute cash for such shares of common stock of Corporate or merger consideration in an amount equal to the fair market value of such shares or merger consideration as determined by Corporate. Following a Change in Control the Performance Share Compensation under the Program shall be paid at the time specified in paragraph 6 above, provided, however, and notwithstanding paragraph 7 above, that in the case of a Participant whose employment is terminated prior to payout (for any reason other than on account of termination by the Company for Cause) the Performance Compensation shall be paid out within 30 days of such termination. In the event of termination for Cause, the Performance Compensation shall be forfeited.

                                  ARTICLE VII

PERQUISITE COMPENSATION - The purpose of Perquisite Compensation is to provide Participants with certain benefits to aid such Participants in carrying out their duties, to help provide for their well being, and to create the potential for added long term financial security.

1. PARTICIPANTS - Office of the President, Chief Executive Officer of Subsidiaries and Corporate and Subsidiary Senior Executive shall be eligible for Perquisite Compensation.

2. PERQUISITE COMPENSATION - Perquisite Compensation shall not exceed ten percent (10%) of the Base Salary of a Participant subject to such other limits as may be imposed on Participants who constitute the Office of the President and Corporate Vice Presidents by the Committee or on other Participants by the Chief Executive Officer. A variety of perquisite options shall be determined by the Chief Executive Officer from time to time and communicated to the Participants, except that any perquisite option involving the purchase of common stock of Corporate is subject to the approval of the Committee.

3. CARRYOVERS - Perquisite Compensation is available during the fiscal year during which it is earned. Balances from one fiscal year shall be carried forward to the succeeding fiscal year only. Amounts carried forward to the succeeding fiscal year and not spent shall be forfeited.

                                  ARTICLE VIII

DEFERRED COMPENSATION - The purpose of Deferred Compensation is to provide voluntary and mandatory deferral of portions of compensation paid to a Participant by the Corporation.

1. PARTICIPANTS - Participants in this Deferred Compensation program shall be determined by the Committee, pursuant to the recommendation of the Chief Executive Officer of Corporate, or if an employee of a Subsidiary other than the Chief Executive Officer thereof, by the Chief Executive Officer thereof. Participants deferring compensation shall execute a Deferred Compensation Agreement (the "Agreement") with Corporate outlining their various rights, duties and obligations thereunder.

2. ELECTION TO DEFER COMPENSATION - DEFERRAL PERIOD - A Participant may elect to defer all or any portion of Base Salary, Incentive Compensation, Performance Share Compensation and Perquisite Compensation. A Participant's written election to defer any compensation must be made before the beginning of the period of service, ordinarily a fiscal year, during which such compensation would otherwise be paid. The election must state the duration of the deferral period, and shall be irrevocable.

3. DEFERRALS OF BASE SALARY, INCENTIVE COMPENSATION AND PERQUISITE COMPENSATION - (a) When earned, amounts deferred from a Participant's Base Salary, Incentive Compensation and Perquisite Compensation shall be credited, but not paid, to an account in the name of the Participant and shall accrue interest credited monthly at the end of each of the Corporation's fiscal months at a rate which is equal to the monthly prime interest rate (determined as of the first day of each month) charged by the Corporation's principal bank, or, at the election of the Committee, Participant's selected by the Committee may be credited at such other rate or rates as may be determined by the Committee. At the end of the deferral period payment shall be made in cash. (b) In the alternative, a Participant may elect that Incentive Compensation amounts deferred, when earned shall be credited, but not paid, to an account in the name of the Participant which shall be assumed to be invested in the common stock of Corporate, at the then current market price. Dividends, stock dividends, stock splits and other rights inuring to the common stock of Corporate which would be normally payable thereon shall be assumed to be reinvested in the common stock of Corporate at the market value on the date of assumed payment. Such election shall be made prior to the period during which the amount is earned and, once made, shall be irrevocable. At the end of the deferral period payment shall be made in shares of common stock of Corporate.

4. DEFERRALS OF PERFORMANCE SHARE COMPENSATION - (a) When due and payable, amounts deferred from Performance Share Compensation will be credited, but not paid, to an account in the name of the Participant which shall be assumed to be invested in the common stock of Corporate. Dividends, stock dividends, stock splits and other rights inuring to the common stock of Corporate, which would be normally payable thereon shall be assumed to be reinvested in the common stock of Corporate at the market value on the date of the assumed payment. At the end of the deferral period payment shall be made in shares of common stock of Corporate. (b) All Performance Share Compensation earned above the 100% target goal will be deferred without election by the Participant until the Participant's death or the earlier of
     (i) reaching age 62 or (ii) termination of employment. Mandatory deferred shares will be subject to forfeiture in the event the Participant voluntarily terminates his employment (except by reason of retirement after reaching age 62) during the three years following the end of a Period according to the following schedule: (i) termination during the first year following the end of a Period will result in forfeiture of all of the mandatory deferred shares relating to that Period; (ii) termination during the second year following the end of a Period will result in forfeiture of two-thirds of the mandatory deferred shares relating to that Period; and
     (iii) termination during the third year following the end of a Period will result in forfeiture of one-third of the mandatory deferred shares relating to that Period. Notwithstanding the foregoing, upon a Change in Control, mandatory deferred shares shall immediately vest and no longer be subject to forfeiture.

5. FINANCIAL HARDSHIP - A withdrawal of Deferred Compensation credited to a Participant's account prior to the termination of the deferral period shall be permitted in the event the Participant experiences serious financial hardship which is beyond the Participant's control and which would cause the Participant severe hardship if such withdrawal were not permitted. Serious financial hardship may include a disability or unexpected and unreimbursed major expenses resulting from illness or accident or impending bankruptcy. Any Participant desiring such withdrawal by reason of serious financial hardship must apply to the Committee and demonstrate that the circumstances being experienced were not under the Participant's control and constitute a real emergency which is likely to cause great financial hardship. The Committee shall have the authority to require such medical or other evidence as it may need to determine the necessity for Participant's withdrawal request.

     If such application for withdrawal is permitted, the amount of such withdrawal shall be limited to an amount of the Participant's account which would have been payable if the Participant's employment with the Corporation was terminated. The allowed amount of withdrawal shall be payable in lump sum or common stock certificate promptly after notice to the Participant of approval by the Committee. If a Participant makes a withdrawal, the amount of the Participant's account under the Program shall be proportionately reduced to reflect such withdrawal. The balance of the Participant's account, if any, shall be payable according to otherwise applicable provisions of the Program.

6. RABBI TRUST - Prior to the occurrence of a Change in Control, the Corporation shall establish a rabbi trust and shall fully fund in such rabbi trust all obligations of the Corporation under this Article VIII accrued through the date of the Change in Control.

                                   ARTICLE IX

SUPPLEMENTAL PENSION - The purpose of Supplemental Pension is to provide and supplement the normal retirement benefit which may be reduced or limited due to the deferral of compensation or statutory limitation.

1. PARTICIPANTS - Office of the President, Chief Executive Officer of Subsidiary, and Corporate or Subsidiary Senior Executive shall be eligible for supplemental pension benefits, and the Committee shall determine whether such officers will be Participants in this Supplemental Pension program. Other Participants in this Supplemental Pension program shall be determined by the Committee, pursuant to the recommendation of the Chief Executive Officer of Corporate.

2. SUPPLEMENTAL PENSION BENEFITS - In the event a Participant's pension benefit under any qualified pension plan of the Corporation in effect at the time of the Participant's retirement (or other event requiring the payment of a benefit thereunder) shall be less than said benefit would have been as a result of the deferral of any compensation, then the Corporation will pay the difference to the Participant at such time as the amount would have been paid under the qualified pension plan. As and for an additional supplemental pension benefit, the Corporation shall pay to the Participant any difference between the Participant's pension benefits actually payable under the pension plan and the amount that would have been payable but for any statutory limitation incorporated into the pension plan language as a requirement of law. Such supplemental pension benefit will be paid by the Corporation at such time as the amount would have been paid under the qualified pension plan but for the limitation.

3. RABBI TRUST - Prior to the occurrence of a Change in Control, the Corporation shall establish a rabbi trust and shall fully fund (as determined by the Corporation's actuary) in such rabbi trust all obligations of the Corporation under this Article IX accrued through the date of the Change in Control.

                                   ARTICLE X

RESTRICTED STOCK - The purpose of Restricted Stock is to promote the profitability and growth of the Corporation by offering an incentive payable in shares of common stock of Corporate to Participants who contribute to such profitability and growth. The Committee has heretofore awarded Restricted Stock pursuant to Stock Award Agreements dated October 5, 1999, January 17, 2001, April 10, 2001, and May 8, 2001 ("the Outstanding Restricted Stock Awards"). The provisions of paragraph 5 below shall also be applicable to the Outstanding Restricted Stock Awards.

1. PARTICIPANTS - Participation in Restricted Stock shall be determined by the Committee, pursuant to the recommendation of the Chief Executive Officer of Corporate, or if an employee of a Subsidiary other than the Chief Executive Officer thereof, by the Chief Executive Officer thereof.

2. AMOUNT OF AWARD - A Restricted Stock award shall entitle the Participant to receive a number of shares of common stock of Corporate as determined by the Committee subject to completion of a period of service and satisfaction of such other terms and conditions as may be specified by the Committee, all as set forth in a Restricted Stock award agreement entered into by Corporate with the Participant.

3. RIGHT TO DEFER PAYMENT OF AWARD - The Committee may permit a Participant to defer payment of a Restricted Stock award on such terms and conditions as the Committee may specify in the Restricted Stock award agreement.

4. SOURCE OF BENEFIT PAYMENTS - Payment of Restricted Stock shall be made solely from the general assets of Corporate. Until the actual delivery of the shares of Corporate common stock, the Participant shall not have any interest in any specific assets of the Corporation, including shares of Corporate common stock, under the terms of the award.

5. CHANGE IN CONTROL - Upon a Change in Control, (i) each Restricted Stock award shall immediately vest and no longer be subject to forfeiture, and
     (ii) each such award shall be paid in shares of Corporate common stock within 30 days following the Change in Control; provided, however, that if the Change in Control involves a merger, acquisition or other corporate restructuring where Corporate is not the surviving entity (or survives as a wholly-owned subsidiary of another entity), then, in lieu of such shares of Corporate common stock, each Participant shall be entitled to receive the consideration he would have received in such transaction in exchange for such shares of Corporate common stock; and provided, further, that the Committee shall in any case have the right to substitute cash for such shares of Corporate common stock or merger consideration in an amount equal to the fair market value of such shares or merger consideration as determined by the Committee.

                                   ARTICLE XI

FINALITY OF DETERMINATION - Each determination made by the Committee and the Office of the President shall be final, binding and conclusive for all purposes and upon all persons and the Committee may rely conclusively on the determinations made by the Corporation's independent public accountants or by the Corporation's employees with respect to action of the Committee.

                                   ARTICLE XII

LIMITATIONS - No employee of the Corporation or any other persons shall have any claim or right (legal, equitable or other) to be granted any award hereunder, and no director, officer or employee of the Corporation, or any other person, shall have the authority to enter into any agreement with any person for the making or payment of any award or to make any representation or warranty with respect thereto.

1. No Participant for whose benefit compensation has been deferred shall have any right in compensation other than to receive compensation at the time and in the form elected by the Participant subject to the fulfillment of the conditions described herein, which right may not be assigned or transferred except by will or the laws of the descent and distribution.

2. Neither the action of the Corporation in establishing this Program nor any action taken by the Corporation, the Committee, the Board of Directors, or the Office of the President, nor any provision of this Program, shall be construed as giving to any Participant or employee of the Corporation the right to be retained in the employ of the Corporation.

                                  ARTICLE XIII

AMENDMENTS, SUSPENSION OR TERMINATION - The Committee may discontinue this Program in whole or in part at any time and may from time to time amend or revise the terms as permitted by applicable statute; provided, however, that no such discontinuance, amendment, or revision shall affect adversely any right or obligation with respect to any award theretofor made and provided further that any amendment increasing the number of shares of common stock of Corporate available to the Program shall be subject to the approval of the Board of Directors. No amendment shall require shareholder approval unless such approval is otherwise required by law.

                                   ARTICLE XIV

PARACHUTE PAYMENT LIMITATION - Notwithstanding anything in this Program to the contrary (unless the Participant is a party to a Change in Control agreement with Corporate which provides otherwise), in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Participant (whether paid or payable or distributed or distributable under the Program or otherwise, including any acceleration of vesting or payment) would subject the Participant to excise tax liability under Section 4999 of the Internal Revenue Code, then the aggregate present value of the amounts payable to or for the benefit of the Participant under the Program shall be reduced to an amount expressed in present value which maximizes the aggregate present value of benefits under the Program without causing any payment under the Program to subject the Participant to excise tax liability under Section 4999.

                                   ARTICLE XV

RESERVATION OF SHARES - As of January 18, 2000, an aggregate of 2,500,000 shares of common stock of Corporate are authorized and remain reserved for issuance under this Program. The number of shares of common stock of Corporate authorized for issuance under this Program shall be subject to adjustment by the Committee, in its sole discretion, to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event.

                                   ARTICLE XVI

EFFECTIVE DATE - This Program was approved by the Board of Directors on October 4, 1977, became effective December 1, 1977 for the fiscal year beginning on the date and, as amended and restated, was approved by the Board of Directors on January 22, 1991, effective April 1, 1991, and approved April 5, 1994, effective December 4, 1994 respectively, and amended by the Committee on January 18, 1999, and by the Board of Directors on January 18, 2000, and by the Board of Directors on May 8, 2001.

                                  ARTICLE XVII

GOVERNING LAW - This Program shall be governed and construed in accordance with the laws of the State of Indiana.